EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-208736) pertaining to the Overseas Shipholding Group, Inc. Management Incentive Compensation Plan and the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan,

(2)	Registration Statement (Form S-8 No. 333-218554) pertaining to the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan, as amended and restated, and

(3)	Registration Statement (Form S-3 No. 333-213035) of Overseas Shipholding Group, Inc.;

of our reports dated March 13, 2020, with respect to the consolidated financial statements of Overseas Shipholding Group, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Overseas Shipholding Group, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of Overseas Shipholding Group, Inc. and subsidiaries for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Tampa, Florida

March 13, 2020